EXHIBIT 10.2
LEAVE AND LICENSE AGREEMENT

THIS AGREEEMENT OF LEAVE AND LICENSE made at PUNE this 28th day of July, 2010.

Between

Subhash Gaikwad, Hindu Undivided Family, and having residential address at Survey no 126/2B, OFF ITI Road, Opp National Housing society, Aundh, Pune-7, and represented by its Karta, Mr. SUBHASH GAIKWAD, hereinafter referred to as “the Licensor” (which expression shall unless repugnant to the context or meaning thereof be deemed to mean and include its successors and assigns) of the One Part

AND

Crosscountry Infotech Pvt. Ltd., a company incorporated under the Companies Act, 1956 and having its registered office at G1, Sigma House,
Near ICC Tech Park, Senapati Bapat Road, Pune-411016, Maharashtra, India, hereinafter referred to as “the Licensee” of the Other Part.

WHEREAS

(i)
The Licensor represented that it is owner and absolutely seized and possessed of or otherwise is well and sufficiently entitled as a lawful owner to give the commercial office space at Ground and 1st floor, of the Building “AG Inspire”, situated at survey no 126/2 Off. ITI Road, Aundh, Pune 411 007, admeasuring built-up area of 18,000 sq.ft.

(ii)	The Licensee is engaged in the business of Information Technology & Information Technology Enabled Services with due registration of Software Technology Parks of India.

(iii)
The Licensee has approached the Licensor with a request to allow the Licensee to use and occupy the said premise for carrying on its business, for a period of 60 Months (5 Years), on Leave and License basis, with a lock in period of 36 (thirty six) months.

(iv)
Licensor agrees to grant to the Licensee and Licensee accepts from the Licensors the License to enter upon, use, occupy, possess and enjoy the office premises situated at the Ground and 1stFloor of the building “AG Inspire”, situated at survey no 126/2 Off. ITI Road Aundh, Pune 411 007  totally admeasuring built-up area of 18,000 sq. ft. (herein after referred to as the “Licensed Premises”), which is more particularly described in the Schedule I of this Agreement and on the terms and conditions and for the consideration as mentioned herein under.

(v)	The Effective Date of this Leave and License agreement shall be 1st September 2010.

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS UNDER:

1.             GRANT OF LICENSE

(i)
In consideration of the license fees hereby reserved and in further consideration of the covenant hereinafter contained on the part of the Licensee, to be paid, observed and performed, the Licensor hereby grants to the Licensee and the Licensee hereby accepts from the Licensor the license to use and occupy the Licensed Premises situated at Ground & 1st Floor in the building “AG Inspire”, survey no 126/2 Off. ITI Road, Aundh, Pune 411 007, admeasuring built-up area of 18,000 sq.ft. for a period of 5 Years, There will be a lock in period of 36 (thirty six) months effective 1st September 2010 to 31st August 2013 and either party shall not be entitled to terminate this License. On completion of the lock in period the licensee shall be entitled to terminate this agreement by giving a three month notice during the lock in period. The license to use the said licensed premises for additional period of 24 months will be at the sole option of the Licensee.

2.            PURPOSE

The Licensee shall use the Licensed Premises solely and exclusively for the purpose of carrying on business of software solutions, developments, and services and such other related services in the Information Technology sector (“the said business”) and for no other purpose.

3.            COMMENCEMENT DATE

The Licensor hereby grants to the Licensee the premises on license from 1st September 2010 thereby granting unrestricted and uninterrupted right to Possess, occupy and use the premises .The License granted and the payment of rental (fees) herein shall commence from the day of 1st September 2010 (hereinafter referred to as “the Commencement Date”).

4.            TERMS OF LICENSE

This License shall be for a period of 5 years from the Commencement Date i.e. 1st September 2010 to 31st August 2015 (“the License Period”). It is clarified as provided herein that neither the Licensee nor the Licensor shall be entitled to terminate this Agreement subject to clause 9 of termination hereof, before the first 36 months (“Lock in Period”).

5.            LICENSE FEE AND OTHER AMOUNTS
The Licensee shall from the Commencement Date pay, without demand and/or demur (subject to deduction of income tax at source) to the Licensor for use and occupation of the Licensed Premises along with the interior and fit outs, all-inclusive compensation or License fee aggregating to Rs. -900,000 (Rupees -Nine lakhs  Only) per month calculated at Rs. 50/- per sq.ft. per month admeasuring built-up area of 18,000 sq.ft) for the first 3 Years of the Licensed period inclusive of common area maintenance charges, all taxes and levies and shall be subject to deduction of tax at source under the Income Tax Laws or any other statutory laws applicable or as may be in force from time to time.  The Licensee shall deduct such taxes applicable from the amount payable to the Licensor, save and except the service tax. It has also been agreed that the Licensee shall pay without demand and/or demur the License fee in advance to the Licensor on or before the 10thth day of each calendar month. Any delay on the part of the Licensee to make payment of the License fee on the respective due date shall entitle the Licensor to charge interest on the due amount at rate of 12% p.a from the respective due date till the date of payment. The aforesaid right of the Licensor to charge interest shall be in addition to and without prejudice to its right to terminate this Agreement as provided in clause 9 of this agreement. It has also been agreed by and between the parties hereto that after completion of the first three years the rental (license fees) shall stand increased by 15%. Consideration after 3 years, if the license is continued for further period of its term at the option of the licensee, shall be an all-inclusive amount of Rs.  10,35,000/- (Rupees Ten Lakhs Thirty Five Thousand  Only) inclusive of common area maintenance charges, all taxes and levies and shall be subject to deduction of tax at source under the Income Tax Laws or any other statutory laws applicable or as may be in force from time to time.  The Licensee shall deduct such taxes applicable from the amount payable to the Licensor, save and except the service tax .On and above the rent the Licensee will pay the service tax regularly to the Licensor.

5.1
On and from the Commencement Date, the Licensee shall, in addition to the payments mentioned in clause 5.1, be liable to pay/ reimburse without delay and/or demur, all charges for electricity actually consumed in the Licensed Premises as per the bills sent by the Licensor to the Licensee in this regards based on the actual amount charged by the electricity authorities or received by the Licensee directly from the electricity company, as the case may be.  In this regard the Licensor has provided a separate electric connection and electric meter in the Licensed Premises for the benefit and use of the Licensee and if at a future date any additional load /electricity connection is required by the Licensee the same will also be arranged by the Licensor at its own cost.  It is hereby fully clarified that if any deposit or load charges or demand charges is payable for the existing electricity connection or for any future enhanced need of the Licensee commensurate with its business requirements, the same shall be fully borne by the Licensor and the Licensee shall be obligated to pay only the electricity charges as per its own consumption. The Licensee shall also, on and from the Commencement Date, be liable to pay / reimburse all the telephone bills in respect of the telephone (s), if any, installed and actually used by the Licensee in the Licensed Premises.

5.2
During the period of the agreement and any renewal thereof, Licensee shall, save as provided herein, not bear and pay any taxes and or outgoing payable in respect of the said premises and the Licensor shall pay all the Municipal taxes, ground rent, cesses, property tax, Duties and other outgoings due in respect of the said premises and all increases thereto arising during the period of the agreement or any renewal thereof. The Licensee shall not be required to make any such aforesaid payment. All applicable service taxes and any increase in the service taxes shall be borne by the Licensee.

5.3
The licensor shall provide 18 car parks and 90 two wheeler parks allotted to and specifically reserved for the Licensee in the building in which the Licensed Premises are situated, at no additional cost to the Licensee.

5.4
The licensor shall provide space for recreation like Table Tennis, Pool table etc on the terrace specially reserved for the Licensee in the building in which the Licensed Premises are situated at no additional cost to the Licensee.

5.5
The licensor shall provide space for cafeteria to seat 100 number of people on the terrace specially reserved for the Licensee in the building in which the Licensed Premises are situated at no additional cost to the Licensee.

5.6	There will be no extra maintenance charges which shall be payable by the licensee to the licensor.

6.	SECURITY DEPOSIT

        The licensee has agreed to pay the licensor a total security deposit of 10 months rent in the following manner:

●	On execution of this Agreement, the Licensee shall pay to the Licensor a sum of Rs. 60, 00,000/- (Rupees Sixty Lakhs only) as interest free security deposit.
●	The balance deposit amounting to Rs 30, 00,000 /-(Rupees Thirty lakhs only) shall be paid by the licensee to the licensor on 1st September or possession of the premise whichever is earlier.

The said deposit will remain with the Licensor during the terms of the Leave and License under this Agreement and the same will be refunded to it on expiry of terms of Leave and License or on early termination of this Agreement and on the Licensee handing over the vacant possession of the said premises to the Licensor. It has also been agreed by and between the parties hereto that after completion of the first three years license fee shall stand increased by 15%. If renewed at the option of the licensee, shall be Rs.  10, 35,000/- (Rupees Ten Lakhs Thirty Five Thousand only)

6.1           Refund of Security Deposit

On the expiry of the said period of 60 months (5 Years) or sooner determination / termination thereof, the Licensor shall save as provided in clause 9 herein, refund to the Licensee the said security deposit, without interest simultaneously with the Licensee removing itself, its agents, employees, staff and all other person/s in occupation of the Licensed Premises. The Licensor shall refund the said security deposit after deducting there from all or any amount outstanding, if any and payable by the Licensee to the Licensor under this Agreement for the Licensed Premises. If the Licensor fails and neglect to refund the security deposit or balance security deposit on the Licensee ready to handover vacant and peaceful possession of said Licensed Premises, in that event Licensee shall be entitled to the refund of said security deposit together with 12% interest from date of expiry of the said lock in period or handover of the licensed premises in peaceful, manner or earlier determination thereof till payment and realization thereof. In the event of failure by the Licensor to refund the Security deposit, the Licensee shall continue to remain in possession of the premises, without paying the Licensor any amount by way of rent, until such time the Licensor refunds the Security deposit together with penal interest thereon at the rate 12% P.a to be calculated from the date on which the amount of the Security deposit becomes due and payable till the date on which the actual amount of the security deposits is refunded to the Licensee. Until the Licensor refunds the entire Security deposit to the Licensee towards premises, the Licensee shall constitute a charge on the premises without prejudice to and in addition to the other legal rights of the Lessee. Notwithstanding whatever is stated hereinabove in case of a failure on the part of the Licensor to refund the amount of the Security deposit within 6 months from the date of expiry or earlier determination / termination of this agreement, as the case may be, the Licensee shall have the right to sublease.

6.2
The Licensee shall be fully entitled to bring in and install its furniture, fit outs and equipments in the Licensed Premises and on termination of this Agreement the Licensee shall remove all UPS, Server, Computers Hardware and Software, Computer Networking, EPBX, Telephone Instruments, Surveillance Systems and all other office Equipments belonging to the Licensee from the Licensed Premises (save and except all the furniture, fitting and fixtures, floorings, ceilings, Air Conditions, Electrical fittings and wiring/cabling which has been provided by the Licensor).  It is hereby fully clarified that all Licensee made improvements and fit outs in the Licensed Premises shall be always owned by the Licensee and at the expiry or earlier termination of the License, the Licensee shall be fully entitled to remove and take away such improvements and fit outs to the extent possible or otherwise deal with the same as long as the same does not cause any material damage to the Licensed Premises.

7.            LICENSEE’S COVENANTS
7.1	The Licensed Premises shall be utilized by the Licensee solely and exclusively for carrying on the business as aforesaid and for no other purpose whatsoever.

7.2
The Licensee shall carry on business only in their    products/services/software/trade name as specified in clause 2 hereinabove and shall not carry on any other business or activity from the Licensed Premises throughout the License period.

7.3
The Licensee shall use the Licensed Premises for the purpose of carrying on the aforesaid business on all days on 24 X 7 days basis subject to the provisions of Shops and Establishment Act and Rules thereof or any other enactment / rules prevailing from time to time.

7.4
The Licensee shall pay to the Licensor the license fee as stipulated in clause 5.1 above promptly and on the respective due dates thereof and if the Licensee fails and neglects to pay the said Licensed fee on its due dates for a period of two consequent months in spite of a 30 days notice from the Licensor in that events the Licensor shall be entitled to deduct the outstanding License fee from the interest free security deposit and terminate this Agreement by giving one month’s notice to the Licensee.

7.4
The Licensee shall not do or suffer to be done anything in the Licensed Premises, which is or is likely to be a nuisance or annoyance to the other occupants of the neighboring premises or to prejudice the right of the Licensor as the owners of the Licensed Premises in any manner whatsoever. The Licensee shall not do or cause or allow or permit to be done in or around the Licensed Premises anything of an illegal or immoral nature.

7.6
The Licensee shall not store or allow being stored and/or displaying or selling in the Licensed Premises any goods, articles or things of a hazardous inflammable explosive corrosive toxic or combustible nature and / or any contraband goods.

7.7	The Licensee shall not do or suffer to be done anything whereby the Licensor’s right to hold the Licensed Premises is voided, forfeited or extinguished.

7.8
The Licensee shall pay the said License fee in advance to the Licensor on or before the 10th day of each calendar month. It is hereby agreed by the Licensee that in the event of Licensor’s arranging with any bank or financial institution for discounting the amount of License Fee receivable by it under this Agreement, the Licensee, upon receipt of instruction from the Licensor shall pay the amount of License Fee payable under this agreement to the Bank or Financial institution as the case may be as directed by the Licensor and the Licensor hereby confirms and agrees that such payment shall constitute a proper, valid and effective discharge of the Licensee’s obligations for payment of the License Fee to the extent of amount paid under this Agreement.

7.9
The Licensee shall not transfer, assign or induct any third party or creates any third party interest in the Licensed Premises or any part or portion thereof.  However, concurrent usage of the Licensed Premises by any group company shall not be treated as inducting a third party or creation of any third party interest.

7.11	The Licensee shall not make any structural alteration to the Licensed Premises and shall not make any construction or erection of a permanent nature in the Licensed Premises.

7.12
The Licensee shall not do or suffer to be done in or around or upon the Licensed Premises any act or omission, whereby any policy of insurance taken by the Licensor in respect of the Licensed Premises may become void or voidable or whereby the premium payable in respect thereof may be increased.

7.13
The Licensee shall during the License period, observe, perform, conform and comply strictly with the provisions hereof, the rules, regulations, enactments and bye-laws of the Municipal Corporation of Pune and / or reasonable bye-laws and rules and regulation that may be framed by the Society managing the affairs of the building in which the Licensed Premises are situated and which are conducive to the general administration of the Licensed Premises.

7.14
The Licensee shall remove itself and its permitted belongings as mentioned elsewhere in this Agreement, employees, staff, and agent and all other person from the Licensed Premises upon expiry or sooner determination of this Agreement.

7.15
In addition to the payment of the License Fee, the Licensee shall also be liable during the License period pay to the concerned authorities directly or reimburse the amount for the following charges based on actuals and on the proof of payment provided by the Licensor,  the following:-

(a) Telephone charges and rental in respect of separate telephone lines, leased lines and any other telecom infrastructure either taken directly by the Licensee or provided by Licensor in the Licensed Premises;

(b) Electricity charges for the electricity consumed in the Licensed Premises in accordance with the electricity bills received for separate electricity meter provided by the Licensed Premises.

(c) Consumption charges for DG in accordance with the invoices raised by the Licensor.

7.16
The Licensee hereby covenants with the Licensor that it will obtain all necessary approvals/licenses and sanctions from the concerned authorities for carrying on its business and comply with all the conditions of such licenses/approvals/sanctions and take appropriate insurance policy and third party insurance at its own cost for furniture, fixtures, goods and articles belonging to the Licensee and lying in / brought in to the Licensed Premises. The claim shall lie with the Licensee till the expiration or termination of this Agreement. In the event the fitments and interiors provided by the Licensor are damaged due to any cause attributed to the Licensee (normal wear and tear excepted) during the Licensee period, the Licensee shall redo the interiors and fitments in the licensed premises.

7.17	The Licensee shall keep and maintain and use the Licensee premises in good order and condition except for reasonable wear and tear during the term of this Agreement.

7.18
The Licensee shall permit the Licensor, its agents, employees and/or authorized representative to enter upon the Licensed Premises for inspection and to carry out repair at reasonable time as and when necessary on giving two days advance notice in writing.

7.19
The Licensee undertakes not to provide any services for use of/by the Licensee in the Licensed Premises through the voids, conduits, outlets, etc, RCC works, staircases, terrace of the building, common areas, open compound, internal roads or any other spaces except for the earmarked areas (“Earmarked areas”) by the parties, for use of the Licensee. PROVIDED THAT if such permitted services shall, at no time, prejudicially affect the interest of the Licensor or any of the neighboring occupants.  Provided however, the Licensee shall have the right to use and enjoy all common area, open compound, internal road, etc., available in the building in which the Licensed Premises are situated, in common with other occupants of the building.

7.21
The Licensee shall inform the Licensor in advance before any outside agency or any service provider providing services to the Licensee is required, to enter the building for maintenance of the Licensor property, in the building/common area.

7.22
The Licensee agree and confirm that the rights granted to the Licensee under this Agreement is limited and restricted to use of the Licensed Premises only and the Licensee is not in any manner concerned with the balance area in the building, except use of common facilities and amenities in common with other occupants of the building.

7.23	The Licensee will observe and perform following terms and conditions.

a. Not to make use of the permit or allow its servants or agents to make use of any space in the said building other than Licensed Premises including the Earmarked areas and common facilities and amenities available for use for all occupants of the building in common.

b. Not to do or permit its servants or agents to do anything causing nuisance or annoyance to the other occupants of the said building.

c. To employ and engage as its own employee or subcontractors for running the Licensed Premises and to pay their wages and salaries promptly.

d. To ensure that all persons employed behave in an orderly and disciplined manner and that the said employees are prohibited from carrying any unfair activities in the Licensed Premises and/or within the said building and / or in the vicinity of the said building.

e. To ensure that neither the Licensee nor its employee shall enter any other portion of the said building except the Licensed Premises and such portions as are required as a means of ingress and egress to the Licensed Premises provided therefore and other Earmarked areas and common places.

f. The Licensee and its staff shall not do any act which may cause nuisance or annoyance to the Licensor or other occupants of the neighboring premises or its customers.

g. The Licensee shall not affix or exhibit any other signage on the exterior of the Licensed Premises other than the earmarked space without the written permission of the Licensor.

h. To keep the Licensed Premises clean and respectable.

7.24         Indemnity

The Licensee hereby agrees to indemnify and keep indemnified the Licensor against any claim and loss or damages the Licensor may actually sustain or suffer or costs charges and expenses the Licensor may incur or for which the Licensor may become or be held liable or responsible, if any of its customer or any one else including any public authorities should hold them responsible or liable for payment of any loss or damage or costs, charges or expenses or proceedings of any nature whatsoever arising out of any act deed matter or thing done or not done or committed or any negligence or default or breach of promise or contract or violation on the part of the Licensee or its representatives in the course of rendering services or otherwise to the customers of the Licensee or otherwise, provided that all such loss or damages are directly attributed to the Licensee. The Licensor shall indemnify and hold harmless the Licensee, for any loss, damage or expenses incurred or suffered by it arising out of any act deed matter or thing done or not done or committed or any negligence or default or breach of promise or contract or violation on the part of the Licensor or any of the Licensor’s employees, servants or agents with regard to the Licensors property and / or the Licensed Premises or for any of the Licensors Covenants, representations or warranties proving to be false or misleading in any material respect or otherwise.

8.            Licensors Covenants

8.1
The Licensor hereby confirms that save and except creating security by way of mortgage / charges in or upon the said licensed premises in favour of Bank / Financial Institution for raising finance, the Licensor has not created any third party interest in the Licensed Premises. In the event the Licensor defaults the payments of such mortgage, the Licensor shall indemnify and hold harmless the Licensee and shall safeguard all the rights of the Licensee, till the term of this Agreement including extensions if any.

8.2
Notwithstanding anything contained in this Agreement, the parties hereto expressly agree and declare that the Licensor shall be entitled at its discretion to sell and / or otherwise dispose of the Licensed Premises or any portion thereof during the subsistence of this Agreement to any third party whomsoever with a prior written notice of a period of 60 (Sixty) days to the Licensee. Provided however that such third party enters into an identical agreement with the Licensee for the remainder of the License period of this Agreement and the rights of the Licensee are not affected in any manner.

8.3	That the Licensor represents and warrants that it is a lawful owner and titleholder of the Licensed Premises and is fully empowered, authorized and able to execute this Leave and License Agreement.

8.4
That the Licensor represents and warrants that the Licensed Premises including the building in which the Licensed Premises are situated having constructed strictly as per the approved plan of Municipal Authorities / Town Planning bodies in Pune and there is no deviation or violation of such approved / sanctioned plan.  Besides, all necessary permissions and approvals in respect of constructing, using and occupying the building in which the Licensed Premises are situated have been duly obtained and the terms and conditions stipulated therein have been and is being duly complied with.

8.5
That the Licensee shall be fully able to access the Licensed Premises from the main road and approach road connecting the building with the main road, without any let, hindrance, obstruction or objection of whatsoever nature from anybody.

8. 6
The Licensor covenants that upon the Licensee paying the License fee herein reserved and all other payments and observing and performing the terms and conditions on the Licensees part herein contained, the Licensee shall be entitled to peaceful and quiet use and enjoyment of the Licensed Premises during the period of the License free from any interference, objection, evictions, claim, interruptions and demand whatsoever by the Licensor.

8.7
The Licensor by way of this Agreement grants to the Licensee the right of way to the Licensed Premises and all other Earmarked areas and access to the other common areas of the premises for use of the same in common with other occupants.

8.8
The Licensor shall fully insure the Licensed Premises and the building along with all furniture and fixtures provided by the Licensor thereon against fire and other natural calamities and may provide proof of such insurance policies to the Licensee.

8.9
For the purpose of its business, the Licensee shall be required to install communication tower, dish antenna, equipment, etc., at the terrace of the building.  The Licensor shall ensure that the Licensee is able to do so and if any permission in this regard is necessary from the society formed for the building or anybody else connected with the building, the Licensor shall obtain the said permission for the Licensee and also provide all such documents and papers which are required by the Licensee for installation of such communication tower, etc.

8.10
The Licensee shall be conducting its business in the Licensed Premises in the field of Information Technology Enabled Services and BPO activities under the STP Scheme of Government of India.  Therefore the Licensee shall be fully entitled to register the Licensed Premises with STPI under STP Scheme and bond the Licensed Premises with the customs authorities and the Licensor or anybody connected with the Licensed Premises shall not have any objection whatsoever in this regard and shall provide all necessary documents, papers, no objection letters, etc., to the Licensee.

9.            TERMINATION & CONSEQUENCES

9.1
In the event of the Licensee committing a breach of any of the terms of this Agreement and failing, within 60 days, to remedy or make good such breach on receipt of notice in writing from the Licensor, the Licensor shall be entitled to forthwith terminate this Agreement and to refund the balance amount of the interest free security deposit ,after deducting any outstanding due from the Licensee for which consequences along with outstanding maintenance charges, Electricity charges, Telephone charges and interest @ 12% p .a on said amount, or any part thereof without prejudice to any other rights or remedies which the Licensor may have under the License Agreement or under any other Agreement or under law and in such event the consequences stipulated in clause 9.3, shall apply.

9.2
The Licensee may after the lock in period of 36 months terminate this agreement by giving to the Licensor 3 (Three) month’s written notice of their intention to terminate this agreement. Upon the expiry of the said period of three months, the Licensee shall vacate the said licensed premises as stipulated elsewhere in this Agreement on receipt of refund of the security deposit from the Licensor and if the Licensor fails to refund the security deposit simultaneously at the time of Licensee prepared to vacate the Licensed Premises, the consequences detailed herein above in Clause 6.1 for non-refund of security deposit by the Licensor, shall automatically ensue.

9.3	Upon termination of the Agreement as mentioned hereinabove or sooner determination of this Agreement for any reason whatsoever.

(a) The Licensee shall remove or cause to be removed itself, its agents and all its employees and all other person or persons and their respective belongings, chattels, articles and things from the Licensed Premises and shall hand over to the Licensor, on simultaneously receiving the refund of the security deposit from the Licensor, vacant, quiet, peaceful and furnished possession of the Licensed Premises together with the furniture, fittings and fixtures provided by the Licensor in good condition, except normal wear and tear.

(b)  Without prejudice to any other rights or remedies with the Licensor may have under this Agreement or under any other Agreement with the Licensee or under laws or otherwise howsoever including the right to recover the Licensed Premises as aforesaid and in addition there to, until such time as the Licensee or any of its employees or its servants and / or agents or any other person as aforesaid shall   use and occupy the Licensed Premises or any part thereof after expiration or sooner determination of this License and such use and occupation of Licensee is not due to failure on the part of the Licensor to refund the security deposit of the Licensee, the Licensee shall, over and above the License Fee stated in clause 5 above, be liable to pay to the Licensor, one time the monthly License fee per day calculated prorata until the Licensee vacate the Licensed Premises as aforesaid as and by way of Liquidized damages  and not by way of penalty.

(c) In the event of failure and/or neglect on the part of the Licensor to refund the interest free deposit, against the Licensee vacating the Licensed Premises by itself and/or by its agents/servants and employees, the Licensee shall be entitled to receive interest calculable @ 12% p.a on the amounts to be refunded by the Licensor to the Licensee from the date it became refundable till the date of refund and the same shall be in addition to the right of the Licensee as provided under Clause 6.1 herein above.

10.           NO LEASE, TENANCY ETC:

10.1
The use and occupation by the Licensee of the Licensed Premises is confined only to the Licensed Premises and neither amounts to nor is it intended to create any tenancy, sub-tenancy rights or as transferring any rights, title and interest of any nature whatsoever in favour of the Licensee in, over or upon the Licensed Premises or any part or parts thereof, save group companies, subsidiaries and affiliates.

10.2
At no point of time, irrespective of any change in law, the Licensee will claim and, or anyone on behalf of the Licensee contained that this Agreement or the use and occupation of the Licensed Premises amounts to create on lease, tenancy or sub-tenancy rights or creates or transfers any right title, interest, easement of any nature whatsoever in favour of the Licensee in, over or upon the Licensed premises of any parts thereof.

10.3
The Licensed premises is given to the Licensee on a Leave and License basis and the Licensee will not be entitled to transfer the benefits of this Agreement to anybody else or will not be entitled to allow anybody else and / or any other person or entity to occupy the Licensed Premises or any part thereof, save group companies, subsidiaries and affiliates.

10.4
It is expressly agreed by and between the parties hereto that the License fee payable by the Licensee to the Licensor shall for all purposes be deemed to be the fair and reasonable License fee and the Licensee shall not under any circumstances challenge the same in any court of law or any other authority or tribunal or forum as not being fair License fee in respect of the License herein granted of the Licensed Premises.

10.5
If as a result of any legislation, the Licensee becomes entitled to continue the use or occupation of the Licensed Premises against the will or desire of the Licensor or if any of the rights, powers or privileges of the Licensor becomes incapable of legal recognition or enforcement in their entirety, in such event, the Licensee shall not take advantage of such legislation and shall continue to use the Licensed premises in accordance with this Agreement and the provisions of such legislation shall, so far they are inconsistent with the provisions of this Agreement, be deemed to have been waived by the Licensee.

11.          NOTICE

11.1
Any notice required to be served upon the Licensee shall be sufficiently served upon if posted by Registered A/D post or hand-delivered to the Licensee in the Licensed Premises on taking proper acknowledgement with a copy to the parent company of the Licensee M/s. Cross Country Healthcare Inc at 6551 Park of Commerce Blvd, NW Boca Raton, Florida 33487, USA by fax (+001-800-565-9774) and a confirmation copy by registered airmail for the attention of Ms. Susan Ball, General Counsel.

11.2	Any notice required to be served upon the Licensor shall be sufficiently served upon if posted by Registered A/D post or left at the address of the Licensor first given.

12.	STAMP DUTY & REGISTRATION

The Licensee shall bear and pay the Stamp Duty and Registration Charges payable in respect of execution and registration of this Leave and License Agreement. The Original of this Leave and License Agreement shall be retained by the Licensor and its duly executed copy shall be retained by the Licensee.

13.	NON-WAIVER

No failure on the part of the Licensor / Licensee to exercise, and no delay on the part of the Licensor / Licensee in exercising any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or future exercise thereof or the exercise of any other right. The remedies herein are cumulative and not exclusive of any remedies provide by law.

14.	PARTIAL INVALIDITY

If at any time, any provision of this Agreement shall become or be held illegal, invalid or unenforceable in any respect under any law, then the legality, validity or enforceability of the remaining provisions shall not in any way be thereby effected or impaired. Any invalid or unenforceable provisions of this Agreement shall be replaced with a provision which is valid and enforceable and most nearly reflects the original intent of the invalid or enforceable provision.

16.	SUPERSESSION

This Agreement constitutes the entire agreement between the Licensor and Licensee and supersedes all prior understandings and writings between the parties.

17.	DISPUTE RESOLUTION MECHANISM

It is hereby agreed by and between the parties hereto that in case any disputes or difference arises between the parties with regards to the terms and conditions of this Agreements of relating to the Interpretation thereof, the same shall be referred to an arbitrator appointed on mutual consent of the Licensor and Licensee and such arbitration shall be in accordance with the provision of the Arbitration and Conciliation Act, 1996, or any statutory modification or re-enactment thereof for the time being in force. The arbitration shall be held in Pune and the proceedings shall be conducted in the English language. The parties agree that the arbitration awards shall be final and may be enforced as a degree. The parties further agree that only the competent courts of jurisdiction at Pune shall have exclusive jurisdiction in all matters arising thereunder.  Notwithstanding the pending of settlement of any disputes or difference between the parties, the Licensee shall continue to pay License Fee to the Licensor regularly and punctually, so long as the Licensee is in use and occupation of the Licensed Premises and the Licensor is not in violation of any of its obligations.

No alteration amendment or modification of any of the terms of this Agreement shall be valid and binding unless signed by or on behalf of both the parties hereto.

This Agreement shall be governed by Indian laws to the exclusive jurisdiction of the Courts in Pune only.

SCHEDULE 1

THE SCHEDULE ABOVE REFERRED TO

(Description of said Licensed Premises)

All that piece and parcel of the said premises admeasuring Built up area. 18000 sq.ft. On   Ground and 1st   floor of the building, situated at survey no 126/2, A.G Inspire, Off. ITI Road, opp National Housing Society, Aundh, Pune 411 007.

    IN WITNESS WHEREOF the parties hereto have executed this Agreement in duplicate the day and year first herein above written.

SIGNED AND DELIVERED
For and on behalf of Licensor
SUBHASH GAIKWAD (HUF)

/s/ Subhash Gaikwad
Subhash Gaikwad
(Karta)

in the presence of

1)	/s/ Ajit Gaikwad
Ajit Gaikwad

survey no 126/2B Aundh, Pune-7

SIGNED AND DELIVERED
for and on behalf of Licensee
Crosscountry Infotech Pvt. Ltd

/s/ Srinvas Ramulu Chidumalla
Srinvas Ramulu Chidumalla (Vice President)

In the presence of

1)	/s/ Sudhir Gaikward
Sudhir Gaikward

R E C E I P T

RECEIVED with Thanks from Crosscountry Infotech Pvt. Ltd the sum of Rs. 60, 00,000/- (Rupees Sixty Lakhs only by Cheque no. 357258, 357261, 357262, 357263, 357264 of Rs.9 lakh each and cheque no. 357265 of Rs.6 lakh dated 27/07/2010 drawn on HDFC Bank Ltd. being interest free refundable deposit in terms of Agreement for Leave & License dated 28/07/2010.

WITNESSES:	WE SAY RECEIVED

/s/ Subhash Gaikwad
Subhash Gaikwad (Karta)